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              COUNTRYWIDE CREDIT INDUSTRIES, INC. AND SUBSIDIARIES

         EXHIBIT 11.1 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                          Year ended February 29 (28),

              (Dollar amounts in thousands, except per share data)

                                                                      2000              1999              1998
                                                                  --------------    --------------    -------------
BASIC

   Net earnings                                                      $410,243          $385,401          $344,983
                                                                  ==============    ==============    =============


         Total average shares                                         113,083           111,414           107,491
                                                                  ==============    ==============    =============

   Per share amount                                                     $3.63             $3.46             $3.21
                                                                  ==============    ==============    =============


DILUTED

   Net earnings                                                      $410,243          $385,401          $344,983
                                                                  ==============    ==============    =============


   Average shares outstanding                                         113,083           111,414           107,491
   Effect of dilutive stock options                                     3,605             5,631             4,035
                                                                  --------------    --------------    -------------

         Total average shares                                         116,688           117,045           111,526
                                                                  ==============    ==============    =============

   Per share amount                                                     $3.52             $3.29             $3.09
                                                                  ==============    ==============    =============
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